UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2008

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 6, 2008, YTB International, Inc. (the “Company”) entered into a contract (the “Building One Sales Contract”) with Prestige Management Services, LLC (the “Buyer”) to sell real property and certain office equipment located at One Country Club View, Edwardsville, Illinois 62025. The purchase price is $1.5 million of which $100,000 of earnest money was deposited by the Buyer and is being held in escrow until the closing. The closing, which is scheduled to occur on or before December 16, 2008, is contingent upon the Buyer obtaining 80% loan to value financing by December 5, 2008.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description

10.1	Sales Contract, dated November 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: November 11, 2008	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description

10.1	Sales Contract, dated November 6, 2008